UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Zuora, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

This Schedule 14A relates solely to communications made after furnishing security holders of Zuora, Inc. (the “Company”) with a definitive proxy statement and a transaction statement on Schedule 13E-3 related to a proposed transaction in which Zodiac Acquisition Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Zodiac Purchaser, L.L.C. (“Parent”), will be merged with and into the Company, with the Company being the surviving corporation (the “Proposed Transaction”), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated October 17, 2024, by and among the Company, Parent and Merger Sub. Parent and Merger Sub are indirectly controlled by private investment funds affiliated with Silver Lake Group, L.L.C.

The following is a letter that the Company distributed to shareholders along with the definitive proxy statement.

IMPORTANT ALERT FOR ZUORA SHAREHOLDERS! On February 13, 2025, Zuora will hold a special meeting of stockholders to consider the proposed acquisition by Silver Lake in partnership with an affiliate of GIC Pte. Ltd., as described more fully in the accompanying Proxy Statement. YOUR VOTE IS IMPORTANT—AND VOTING IS EASY! Please take a moment of your time to vote TODAY by Internet, phone or by signing, dating and returning the enclosed proxy card. NOTE: If you received your proxy materials by email, you may simply press the VOTE NOW button in the accompanying email. If you have questions or need help in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 750-2689 (from the U.S. and Canada) or +1 (412) 232-3651 (from other countries). The Zuora Board of Directors Unanimously Recommends That You Vote “FOR” Adoption of the Merger Agreement The Board believes the proposed transaction with Silver Lake and GIC maximizes the value of your investment for a number of reasons, including that it: Represents the Culmination of a Comprehensive 7-Month Strategic Review Overseen by a Special Committee of Independent Directors • The Special Committee was formed in March 2024 with the authority to evaluate strategic alternatives and was expanded in April to include a director appointed in cooperation with one of Zuora’s largest shareholders. • The Special Committee evaluated Zuora’s standalone plan, while also considering transactional alternatives. – In total, the Special Committee engaged in discussions with 33 potentially interested financial sponsors and strategic parties regarding a transaction, including as a result of proactive outreach and inbound interest following public rumors of a potential sale. • Following extensive diligence and discussions with multiple highly-engaged interested parties, the only fully-financed final proposal submitted was from Silver Lake and GIC. Provides You with Certainty of Value While Removing Any Execution Risk • Despite implementing significant cost and go-to-market initiatives both prior to and during the strategic review process, challenging business dynamics have continued to affect Zuora’s standalone prospects. – The Special Committee considered that initiatives to address these headwinds would require continued investment over multiple years to bear results and there was a significant risk that they might not be successful. • The Special Committee evaluated the proposed transaction with Silver Lake and GIC against this risk and, acting upon the unanimous recommendation of the Special Committee, the Board unanimously determined that the transaction provided superior value for shareholders relative to the risk-adjusted standalone alternative. Provides You With an Immediate, Compelling Cash Premium Upon Closing • The $10.00 per share cash offer provides you with certain, immediate value and cash liquidity, representing an 18% premium to the Company’s unaffected closing stock price1 and a premium of approximately 15% over the volume weighted average trading price during the 60-day period preceding the transaction announcement.

Your Board of Directors unanimously recommends that you vote “FOR” Adoption of The Merger Agreement. Your vote is very important, since failure to vote will have the same effect as a vote Against the proposed transaction. Please carefully review the accompanying Proxy Statement and vote TODAY. If you have any questions or need help with voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, at: (877) 750-2689 +1 (412) 232-3651 (toll-free from the U.S. and Canada) or (from other countries) THANK YOU FOR YOUR ATTENTION TO THIS MATTER Additional Information about the Transaction and Where to Find It In connection with the proposed transaction, on December 31, 2024, the Company filed with the SEC and mailed or otherwise provided to its stockholders a definitive proxy statement. The Company and affiliates of the Company jointly filed a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”), as amended, on December 31, 2024. Zuora may also file other documents with the SEC regarding the potential transaction. BEFORE MAKING ANY VOTING DECISION, ZUORA’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement, the Schedule 13E-3 and other documents that Zuora files with the SEC (when available) from the SEC’s website at www.sec.gov and Zuora’s website at investor.zuora.com. In addition, the proxy statement, the Schedule 13E-3 and other documents filed by Zuora with the SEC (when available) may be obtained from Zuora free of charge by directing a request to Zuora’s Investor Relations at investorrelations@zuora.com. Participants in the Solicitation Zuora and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Zuora’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the stockholders of Zuora in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, are set forth in the proxy statement and Schedule 13E-3 and other materials to be filed with the SEC. You may also find additional information about Zuora’s directors and executive officers in Zuora’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on May 16, 2024 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected in Zuora’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You can obtain free copies of these documents from Zuora using the contact information above. Forward-Looking Statements This communication contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. All statements other than statements of historical facts contained in this communication, including statements regarding the proposed transaction and its expected timing, completion and effects, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “potential,” “will,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors. Important factors that could cause actual outcomes or results to differ materially from the forward-looking statements include, but are not limited to, (a) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (b) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction; (c) potential delays in consummating the proposed transaction; (d) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; (e) the possibility that the Company’s stockholders may not approve the proposed transaction; (f) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (g) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (h) the Company’s ability to implement its business strategy; (i) significant transaction costs associated with the proposed transaction; (j) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (k) potential litigation relating to the proposed transaction; (l) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (m) the ability of the Company to retain and hire key personnel; (n) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (o) legislative, regulatory and economic developments affecting the Company’s business; (p) general economic and market developments and conditions; (q) the legal, regulatory and tax regimes under which the Company operates; (r) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (s) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s Class A common stock; (t) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (u) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s periodic report filings with the SEC, including but not limited to our Form 10-Q filed with the SEC on December 9, 2024, our Form 10-K filed with the SEC on March 26, 2024 as well as other documents that may be filed by us from time to time with the SEC. These filings, as well as subsequent findings, are available on the investor relations section of the Company’s website at investor.zuora.com or on the SEC’s website at www.sec.gov. The statements in this communication represent our current beliefs, estimates and assumptions as of the date of this communication. Subsequent events and developments may cause our views to change. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this communication. 1 Based on share price on April 16, 2024, the last full trading day prior to media reports regarding a possible transaction.